UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 23, 2015

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Its Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane, Orrville, Ohio	44667-0280
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (330) 682-3000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 23, 2015, The J. M. Smucker Company (the “Company”) issued a press release announcing the extension of its previously announced offer (the “Exchange Offer”) to exchange up to (i) $500,000,000 of its 1.750% Notes due 2018 for an equal principal amount of its outstanding 1.750% Notes due 2018, (ii) $500,000,000 of its 2.500% Notes due 2020 for an equal principal amount of its outstanding 2.500% Notes due 2020, (iii) $400,000,000 of its 3.000% Notes due 2022 for an equal principal amount of its outstanding 3.000% Notes due 2022, (iv) $1,000,000,000 of its 3.500% Notes due 2025 for an equal principal amount of its outstanding 3.500% Notes due 2025, (v) $650,000,000 of its 4.250% Notes due 2035 for an equal principal amount of its outstanding 4.250% Notes due 2035, and (vi) $600,000,000 of its 4.375% Notes due 2045 for an equal principal amount of its outstanding 4.375% Notes due 2045. The Exchange Offer, previously scheduled to expire at 5:00 p.m., New York City time, on September 22, 2015, will now expire at 5:00 p.m., New York City time, on September 29, 2015, unless further extended by the Company. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit No.	Description

99.1	Press Release issued by The J. M. Smucker Company on September 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE J. M. SMUCKER COMPANY

Date: September 23, 2015	By:	/s/ Mark R. Belgya
	Name:	Mark R. Belgya
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by The J. M. Smucker Company on September 23, 2015